                                                                    Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and related prospectus of our report dated March 1, 2002 relating to the consolidated financial statements and consolidated financial statement schedule, which appears in BioLase Technology Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such registration statement and related prospectus.



PricewaterhouseCoopers LLP


Orange County, California
October 16, 2002